UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2008

AIS FUTURES FUND IV L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-52599	13-3909977
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o AIS FUTURES MANAGEMENT LLC
187 Danbury Road, P.O. Box 806
Wilton, Connecticut  06897

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 563-1180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On February 29, 2008, Registrant sold limited partnership interests (“Interests”) in Registrant to new and/or existing limited partners of Registrant in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The aggregate consideration for Interests sold on February 29, 2008 was $6,889,508.50 in cash.  The Interests were issued by Registrant in reliance upon an exemption from registration under the Securities Act set forth in Section 4(2) of the Securities Act, as transactions not constituting a public offering of securities because the Interests were issued privately without general solicitation or advertising.  In connection with the sales of the Interests described above, upfront selling commissions of $19,192 were paid.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 1, 2008, Registrant amended its Limited Partnership Agreement.  Limited partnership interests issued by Registrant will no longer be referred to as “Units.”  Each limited partner has and will continue to have a capital account and the Registrant does not have a single “unit” value.  The term “Interest” will now be used to avoid confusion and clarify the accounting treatment of the capital accounts.  This change will have no effect on the value of any Limited Partner’s capital account. The Fourth Amended and Restated Limited Partnership Agreement became effective automatically on March 1, 2008 and is attached as Exhibit 4.2.

Item 9.01  Financial Statements and Exhibits

The following exhibit is filed herewith and made a part of this current report.

Exhibit Designation	Description

4.2	Fourth Amended and Restated Limited Partnership Agreement of AIS Futures Fund IV L.P., dated as of March 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 2008

AIS FUTURES FUND IV L.P. By: AIS Futures Management LLC

By: /s/ John Hummel Name: John Hummel Title: President